Contact:	Mark E. Secor
Chief Financial Officer
Phone:	(219) 873–2611
Fax:	(219) 874–9280
Date:	April 24, 2024

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Reports Solid First Quarter 2024 Results Including EPS of $0.32, Net Interest Margin Expansion, Loan Growth and Well-Managed Operating Expenses

Michigan City, Indiana, April 24, 2024 (GLOBE NEWSWIRE) – (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”), the parent company of Horizon Bank (the “Bank”), announced its unaudited financial results for the three months ended March 31, 2024.

Net income for the first quarter of 2024 was $14.0 million, or $0.32 per diluted share compared to a net loss of $25.2 million, or $0.58, in the linked fourth quarter of 2023. During the fourth quarter of 2023, the Company recognized a net loss on the sale of securities of $31.6 million and the tax effect of the surrender of bank owned life insurance of $8.6 million.

“We are very pleased with our positive first quarter results which included a second consecutive quarter of margin and net interest income expansion. Throughout the quarter, we began to strategically leverage our excess liquidity into higher yielding commercial, equipment finance, residential and consumer loan portfolios. These activities were complimented by the resiliency of our deposit portfolio both in terms of balances and cost,” President and Chief Executive Officer Thomas M. Prame said. “Horizon's first quarter earnings not only reflect continued improvement in our margin, but highlights our disciplined approach to expenses and positive credit metrics through our active portfolio management and conservative lending approach. Even with the current economic outlook of higher rates for longer, we feel confident in our ability to continue to improve our net interest margin and the financial performance of the organization moving forward. We are encouraged by the positive momentum across our diversified operating model and we are experiencing consistent growth in our relationship banking platforms in our local markets. The team had a solid start to the year, and we feel optimistic about our trajectory as we move into the second quarter.”

First Quarter 2024 Highlights

•Net interest margin increased to 2.50% compared to 2.43% in the linked quarter. Net interest income was $43.3 million compared to $42.3 million in the linked quarter. The net interest margin for the month ended March 31, 2024 was 2.53%.

•Commercial loans grew 11.2% annualized in the quarter, including $22.8 million in new equipment finance production and a $52.0 million increase in other commercial loans.
•Total loans were $4.62 billion at period end, increasing by 18.2% annualized during the quarter. Balances included the strategic deployment of excess liquidity into higher yielding and excellent credit quality residential mortgages of $94.7 million and consumer loans with credit protection of $59.1 million.

•Cash totaled $271.1 million at period end, providing significant flexibility to drive future net interest margin growth through deployment into higher yielding assets throughout 2024.

•Excellent asset quality with net charge-offs representing only 0.01% of average loans, as well as delinquent and non-performing loans representing 0.33% and 0.41%, respectively, at period end. The Company's first quarter credit loss expense of $805,000 was primarily attributable to loan growth and replacement of net charge-offs.

Horizon Bancorp, Inc. Reports First Quarter 2024 Results
•Stable deposit base with continued pricing discipline. Deposits totaled $5.58 billion at quarter end, compared to $5.66 billion on December 31, 2023. Modest outflows were primarily attributed to public fund certificates of deposits.

•Solid fee income results, even with backdrop of lower BOLI income and mortgage seasonality. Expenses were well-managed in the quarter and at the lower end of guidance.

Summary

	For the Three Months Ended
	March 31,	December 31,	March 31,
Net Interest Income and Net Interest Margin	2024	2023	2023
Net interest income	$43,288	$42,257	$45,237
Net interest margin	2.50%	2.43%	2.67%
Adjusted net interest margin	2.50%	2.42%	2.65%

	For the Three Months Ended
	March 31,	December 31,	March 31,
Asset Yields and Funding Costs	2024	2023	2023
Interest earning assets	4.82%	4.69%	4.17%
Interest bearing liabilities	2.84%	2.74%	1.85%

	For the Three Months Ended
Non-interest Income and	March 31,	December 31,	March 31,
Mortgage Banking Income	2024	2023	2023
Total non–interest income	$9,929	$(20,449)	$9,620
Gain on sale of mortgage loans	626	951	785
Mortgage servicing income net of impairment	439	724	713

	For the Three Months Ended
	March 31,	December 31,	March 31,
Non-interest Expense	2024	2023	2023
Total non–interest expense	$37,107	$39,330	$34,524
Annualized non–interest expense to average assets	1.90%	1.98%	1.79%

	For the Three Months Ended
	March 31,	December 31,	March 31,
Credit Quality	2024	2023	2023
Allowance for credit losses to total loans	1.09%	1.13%	1.17%
Non–performing loans to total loans	0.41%	0.46%	0.47%
Percent of net charge–offs to average loans outstanding for the period	0.01%	0.02%	0.01%

	March 31,	Net Reserve	December 31,
Allowance for Credit Losses	2024	1Q24	2023
Commercial	$30,514	$778	$29,736
Retail Mortgage	2,655	152	2,503
Warehouse	659	178	481
Consumer	16,559	(750)	17,309
Allowance for Credit Losses (“ACL”)	$50,387	$358	$50,029
ACL / Total Loans	1.09%		1.13%
Acquired Loan Discount (“ALD”)	$4,660	$(130)	$4,790

Horizon Bancorp, Inc. Reports First Quarter 2024 Results
Income Statement Highlights

Net income for the first quarter of 2024 was $14.0 million, or $0.32 diluted earnings per share. The Company reported a net loss of $25.2 million, or $0.58, for the linked quarter and net income of $18.2 million, or $0.42, for the prior year period. The linked quarter net loss was due primarily to a $31.6 million net loss on the sale of securities resulting from the balance sheet restructuring which occurred in December 2023, income tax expense from the early surrender of bank owned life insurance, extraordinary non-interest expenses associated with staffing changes, the launch of Horizon Equipment Finance and the expansion of the Bank's treasury management capabilities. The change in net income for the first quarter of 2024 when compared to the linked quarter, also reflects growth in net-interest income of $1.0 million and decreases in credit loss expense of $469,000, income tax expense of $5.1 million and non-interest expense of $2.2 million.

Net interest income was $43.3 million in the first quarter of 2024, compared to $42.3 million in the linked quarter.

Total non–interest income was $9.9 million in the first quarter of 2024, compared to negative $20.4 million in the linked quarter when the Company recorded a $31.6 million pre-tax loss on the sale of investment securities associated with the balance sheet restructuring which occurred in December 2023.

Total non–interest expense was $2.2 million lower in the first quarter of 2024 when compared to the linked quarter, primarily due to decreases of $1.6 million in salaries and employee benefits, $626,000 in loan expense, $492,000 in other losses, and $478,000 in data processing, partially offset by increases of $965,000 in outside services and consultants, $286,000 in net occupancy expenses, and $120,000 in FDIC insurance expense.

Horizon's effective tax rate was 8.6% for the first quarter of 2024, with income tax expense of $1.3 million which is $5.1 million lower than the linked quarter when the Company recorded income tax associated with the surrender of bank owned life insurance.

Net Interest Margin

Horizon’s net interest margin (“NIM”) was 2.50% for the first quarter of 2024, compared to 2.43% for the fourth quarter of 2023.

Net interest margin, excluding acquisition–related purchase accounting adjustments (“adjusted net interest margin”), was 2.50% for the first quarter of 2024, compared to 2.42% for the linked quarter. (See the “Non–GAAP Reconciliation of Net Interest Margin” table below).

Lending Activity

Total loan balances and loans held for sale increased to $4.62 billion on March 31, 2024 compared to $4.42 billion on December 31, 2023. Balances at the end of the first quarter of 2024 included deployment of surplus liquidity into $59.1 million in consumer loans with credit protections and $94.7 million in residential mortgages. During the three months ended March 31, 2024, commercial loans grew organically by $74.8 million, including $22.8 million in equipment finance production. During the first quarter of 2024, consumer loans increased $13.3 million, residential mortgage loans increased $100.9 million, and mortgage warehouse loans increased $11.5 million, offset by a decrease in loans held for sale of $496,000.

Horizon Bancorp, Inc. Reports First Quarter 2024 Results

Loan Growth by Type
(Dollars in Thousands, Unaudited)
	March 31,	December 31,	QTD	QTD	Annualized
	2024	2023	$ Change	% Change	% Change
Commercial	$2,749,766	$2,674,960	$74,806	2.8%	11.2%
Residential mortgage	782,070	681,136	100,934	14.8%	59.6%
Mortgage warehouse	56,549	45,078	11,471	25.4%	102.3%
Consumer	1,029,790	1,016,456	13,334	1.3%	5.3%
Total loans	4,618,175	4,417,630	200,545	4.3%	18.3%
Loans held for sale	922	1,418	(496)	(35.0)%	(140.7)%
Total loans and loans held for sale	$4,619,097	$4,419,048	$200,049	4.3%	18.2%

Deposit Activity

Total deposit balances of $5.58 billion on March 31, 2024 decreased 1.50% compared to $5.66 billion on December 31, 2023.

The deposit mix at the end of the first quarter of 2024 represented the demand for clients to earn more interest on their excess funds and seasonal fluctuation of commercial balances for taxes and distributions. The Bank's tenured and granular core deposit relationships remain steadfast, reflecting the value of Horizon's relationship banking model and local community engagement.

Deposit Growth by Type
(Dollars in Thousands, Unaudited)
	March 31,	December 31,	QTD	QTD	Annualized
	2024	2023	$ Change	% Change	% Change
Non–interest bearing	$1,093,076	$1,116,005	$(22,929)	(2.1)%	(8.3)%
Interest bearing	3,350,673	3,369,149	(18,476)	(0.5)%	(2.2)%
Time deposits	1,136,121	1,179,739	(43,618)	(3.7)%	(14.9)%
Total deposits	$5,579,870	$5,664,893	$(85,023)	(1.5)%	(6.0)%

Capital

The capital resources of the Company and the Bank continued to exceed regulatory capital ratios for “well capitalized” banks at March 31, 2024. Stockholders’ equity totaled $721.3 million at March 31, 2024, and the ratio of average stockholders’ equity to average assets was 9.25% for the three months ended March 31, 2024.

Tangible book value, which excludes intangible assets from total equity, per common share (“TBVPS”) was $12.65, increasing $0.05 during the first quarter of 2024. Tangible common equity increased to 7.20% of tangible assets as of March 31, 2024, an increase of 11 basis points during the quarter.

Horizon Bancorp, Inc. Reports First Quarter 2024 Results
The following table presents the actual regulatory capital dollar amounts and ratios of the Company and the Bank as of March 31, 2024.

	Actual		Required for Capital Adequacy Purposes		Required for Capital Adequacy Purposes with Capital Buffer		Well Capitalized Under Prompt Corrective Action Provisions
	$	Ratio	$	Ratio	$	Ratio	$	Ratio
Total capital (to risk–weighted assets)
Consolidated	$793,832	13.82%	$459,403	8.00%	$602,967	10.50%	N/A	N/A
Bank	721,280	12.59%	458,163	8.00%	601,338	10.50%	$572,703	10.00%
Tier 1 capital (to risk–weighted assets)
Consolidated	742,695	12.93%	344,553	6.00%	488,116	8.50%	N/A	N/A
Bank	670,143	11.70%	343,622	6.00%	486,798	8.50%	458,163	8.00%
Common equity tier 1 capital (to risk–weighted assets)
Consolidated	625,965	10.90%	258,414	4.50%	401,978	7.00%	N/A	N/A
Bank	670,143	11.70%	257,716	4.50%	400,892	7.00%	372,257	6.50%
Tier 1 capital (to average assets)
Consolidated	742,695	9.68%	306,779	4.00%	306,779	4.00%	N/A	N/A
Bank	670,143	8.63%	310,602	4.00%	310,602	4.00%	388,253	5.00%

Liquidity

The Bank maintains a stable base of core deposits provided by long–standing and new relationships with individuals and local businesses. These deposits are the principal source of liquidity for Horizon. Other sources of liquidity for Horizon include earnings, loan repayments, investment security cash flows, proceeds from the sale of residential mortgage loans, unpledged investment securities and borrowing relationships with correspondent banks, including the Federal Home Loan Bank of Indianapolis (the “FHLB”). On March 31, 2024, in addition to liquidity available from the normal operating, funding, and investing activities of Horizon, the Bank had approximately $1.56 billion in unused credit lines with various money center banks, including the FHLB and the Federal Reserve Bank. The Bank had approximately $581.1 million of unpledged investment securities on March 31, 2024.

Horizon Bancorp, Inc. Reports First Quarter 2024 Results
Forward Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission (the “SEC”). Forward–looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: current financial conditions within the banking industry, including the effects of recent failures of other financial institutions, liquidity levels, and responses by the Federal Reserve, Department of the Treasury, and the Federal Deposit Insurance Corporation to address these issues; changes in the level and volatility of interest rates, changes in spreads on earning assets and changes in interest bearing liabilities; increased interest rate sensitivity; the ability of Horizon to remediate its material weaknesses in its internal control over financial reporting; continuing increases in inflation; loss of key Horizon personnel; increases in disintermediation; potential loss of fee income, including interchange fees, as new and emerging alternative payment platforms take a greater market share of the payment systems; estimates of fair value of certain of Horizon’s assets and liabilities; changes in prepayment speeds, loan originations, credit losses, market values, collateral securing loans and other assets; changes in sources of liquidity; economic conditions and their impact on Horizon and its customers, including local and global economic recovery from the pandemic; legislative and regulatory actions and reforms; changes in accounting policies or procedures as may be adopted and required by regulatory agencies; litigation, regulatory enforcement, and legal compliance risk and costs; rapid technological developments and changes; cyber terrorism and data security breaches; the rising costs of cybersecurity; the ability of the U.S. federal government to manage federal debt limits; climate change and social justice initiatives; the inability to realize cost savings or revenues or to effectively implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; acts of terrorism, war and global conflicts, such as the Russia and Ukraine conflict and the Israel and Hamas conflict; and supply chain disruptions and delays. These and additional factors that could cause actual results to differ materially from those expressed in the forward–looking statements are discussed in Horizon’s reports (such as the Annual Report on Form 10–K, Quarterly Reports on Form 10–Q, and Current Reports on Form 8–K) filed with the SEC and available at the SEC’s website (www.sec.gov). Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward–looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Bancorp, Inc. Reports First Quarter 2024 Results

Financial Highlights
(Dollars in Thousands, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Balance sheet:
Total assets	$7,855,707	$7,931,195	$7,959,434	$7,963,353	$7,897,995
Interest earning deposits & federal funds sold	170,882	413,744	76,293	119,637	30,221
Interest earning time deposits	1,715	2,205	2,207	2,452	3,098
Investment securities	2,461,044	2,492,889	2,831,651	2,889,309	2,958,978
Commercial loans	2,749,766	2,674,960	2,589,244	2,506,279	2,505,459
Mortgage warehouse loans	56,549	45,078	65,923	82,345	52,957
Residential mortgage loans	782,070	681,136	675,399	674,751	662,459
Consumer loans	1,029,790	1,016,456	1,028,436	1,002,885	1,026,076
Total loans	4,618,175	4,417,630	4,359,002	4,266,260	4,246,951
Earning assets	7,306,564	7,362,395	7,306,490	7,319,100	7,273,921
Non–interest bearing deposit accounts	1,093,076	1,116,005	1,126,703	1,170,055	1,231,845
Interest bearing transaction accounts	3,350,673	3,369,149	3,322,788	3,289,474	3,402,525
Time deposits	1,136,121	1,179,739	1,250,606	1,249,803	1,067,575
Total deposits	5,579,870	5,664,893	5,700,097	5,709,332	5,701,945
Borrowings	1,359,121	1,353,050	1,356,510	1,352,039	1,311,927
Subordinated notes	55,634	55,543	59,007	58,970	58,933
Junior subordinated debentures issued to capital trusts	57,315	57,258	57,201	57,143	57,087
Total stockholders’ equity	721,250	718,812	693,369	709,243	702,559

Horizon Bancorp, Inc. Reports First Quarter 2024 Results

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Income statement:
Net interest income	$43,288	$42,257	$42,090	$46,160	$45,237
Credit loss expense (recovery)	805	1,274	263	680	242
Non–interest income	9,929	(20,449)	11,830	10,997	9,620
Non–interest expense	37,107	39,330	36,168	36,262	34,524
Income tax expense	1,314	6,419	1,284	1,452	1,863
Net income	$13,991	$(25,215)	$16,205	$18,763	$18,228

Per share data:
Basic earnings per share	$0.32	$(0.58)	$0.37	$0.43	$0.42
Diluted earnings per share	0.32	(0.58)	0.37	0.43	0.42
Cash dividends declared per common share	0.16	0.16	0.16	0.16	0.16
Book value per common share	16.49	16.47	15.89	16.25	16.11
Tangible book value per common share	12.65	12.60	12.00	12.34	12.17
Market value – high	14.44	14.65	12.68	11.10	16.32
Market value – low	$11.75	$9.33	$9.90	$7.75	$10.31
Weighted average shares outstanding – Basis	43,663,610	43,649,585	43,646,609	43,639,987	43,583,554
Weighted average shares outstanding – Diluted	43,874,036	43,649,585	43,796,069	43,742,588	43,744,721

Key ratios:
Return on average assets	0.72%	(1.27)%	0.81%	0.96%	0.94%
Return on average common stockholders’ equity	7.76	(14.23)	8.99	10.59	10.66
Net interest margin	2.50	2.43	2.41	2.69	2.67
Allowance for credit losses to total loans	1.09	1.13	1.14	1.17	1.17
Average equity to average assets	9.25	8.92	9.03	9.07	8.86
Efficiency ratio	69.73	180.35	67.08	63.44	62.93
Annualized non–interest expense to average assets	1.90	1.98	1.81	1.86	1.79
Bank only capital ratios:
Tier 1 capital to average assets	8.63	8.41	8.77	8.72	8.86
Tier 1 capital to risk weighted assets	11.70	11.96	12.22	12.12	12.65
Total capital to risk weighted assets	12.59	12.87	13.11	13.03	13.56

Horizon Bancorp, Inc. Reports First Quarter 2024 Results

Financial Highlights
(Dollars in Thousands Except Ratios, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Loan data:
Substandard loans	$43,672	$49,526	$47,563	$41,484	$49,804
30 to 89 days delinquent	15,272	16,595	13,089	10,913	13,971

Non–performing loans:
90 days and greater delinquent – accruing interest	108	559	392	1,313	137
Non–accrual loans	19,053	19,710	19,056	20,796	19,660
Total non–performing loans	$19,161	$20,269	$19,448	$22,109	$19,797
Non–performing loans to total loans	0.41%	0.46%	0.45%	0.52%	0.47%

Allocation of the Allowance for Credit Losses
(Dollars in Thousands, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Commercial	$30,514	$29,736	$29,472	$30,354	$31,156
Residential mortgage	2,655	2,503	2,794	3,648	4,447
Mortgage warehouse	659	481	714	893	798
Consumer	16,559	17,309	16,719	15,081	13,125
Total	$50,387	$50,029	$49,699	$49,976	$49,526

Net Charge–offs (Recoveries)
(Dollars in Thousands Except Ratios, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Commercial	$(57)	$233	$142	$101	$104
Residential mortgage	(5)	21	(39)	(10)	(6)
Mortgage warehouse	—	—	—	—	—
Consumer	488	531	619	183	281
Total	$426	$785	$722	$274	$379
Percent of net charge–offs (recoveries) to average loans outstanding for the period	0.01%	0.02%	0.02%	0.01%	0.01%

Horizon Bancorp, Inc. Reports First Quarter 2024 Results

Total Non–performing Loans
(Dollars in Thousands Except Ratios, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Commercial	$5,493	$7,362	$6,969	$8,275	$8,523
Residential mortgage	8,725	8,058	7,777	8,168	6,926
Mortgage warehouse	—	—	—	—	—
Consumer	4,943	4,849	4,702	5,666	4,348
Total	$19,161	$20,269	$19,448	$22,109	$19,797
Non–performing loans to total loans	0.41%	0.46%	0.45%	0.52%	0.47%

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Commercial	$1,124	$1,124	$1,287	$1,567	$1,567
Residential mortgage	—	182	32	107	203
Mortgage warehouse	—	—	—	—	—
Consumer	50	205	72	7	78
Total	$1,174	$1,511	$1,391	$1,681	$1,848

Horizon Bancorp, Inc. Reports First Quarter 2024 Results

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Three Months Ended			Three Months Ended
	March 31, 2024			March 31, 2023
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$322,058	$4,387	5.48%	$7,767	$83	4.33%
Interest earning deposits	9,025	110	4.90%	8,780	70	3.23%
Investment securities – taxable	1,364,195	7,362	2.17%	1,727,369	8,725	2.05%
Investment securities – non–taxable (1)	1,149,957	6,451	2.86%	1,314,129	7,556	2.95%
Loans receivable (2) (3)	4,448,324	66,954	6.09%	4,143,221	55,364	5.44%
Total interest earning assets	7,293,559	85,264	4.82%	7,201,266	71,798	4.17%
Non–interest earning assets
Cash and due from banks	105,795			103,563
Allowance for credit losses	(49,960)			(50,337)
Other assets	486,652			576,614
Total average assets	$7,836,046			$7,831,106

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$4,500,148	$27,990	2.50%	$4,502,199	$14,819	1.33%
Borrowings	1,200,728	10,904	3.65%	1,053,317	9,268	3.57%
Repurchase agreements	138,052	1,026	2.99%	138,749	503	1.47%
Subordinated notes	55,558	831	6.02%	58,910	880	6.06%
Junior subordinated debentures issued to capital trusts	57,279	1,225	8.60%	57,048	1,091	7.76%
Total interest bearing liabilities	5,951,765	41,976	2.84%	5,810,223	26,561	1.85%
Non–interest bearing liabilities
Demand deposits	1,077,183			1,255,697
Accrued interest payable and other liabilities	82,015			71,714
Stockholders’ equity	725,083			693,472
Total average liabilities and stockholders’ equity	$7,836,046			$7,831,106

Net interest income / spread		$43,288	1.98%		$45,237	2.32%
Net interest income as a percent of average interest earning assets (1)			2.50%			2.67%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Reports First Quarter 2024 Results

Condensed Consolidated Balance Sheets
(Dollars in Thousands)

	March 31, 2024	December 31, 2023
	(Unaudited)
Assets
Cash and due from banks	$271,088	$526,515
Interest earning time deposits	1,715	2,205
Investment securities, available for sale	535,319	547,251
Investment securities, held to maturity (fair value $1,627,853 and $1,668,758)	1,925,725	1,945,638
Loans held for sale	922	1,418
Loans, net of allowance for credit losses of $50,387 and $50,029	4,567,788	4,367,601
Premises and equipment, net	94,303	94,583
Federal Home Loan Bank stock	53,826	34,509
Goodwill	155,211	155,211
Other intangible assets	12,754	13,626
Interest receivable	40,008	38,710
Cash value of life insurance	36,455	36,157
Other assets	160,593	177,061
Total assets	$7,855,707	$7,940,485

Liabilities
Deposits
Non–interest bearing	$1,093,076	$1,116,005
Interest bearing	4,486,794	4,548,888
Total deposits	5,579,870	5,664,893
Borrowings	1,359,121	1,353,050
Subordinated notes	55,634	55,543
Junior subordinated debentures issued to capital trusts	57,315	57,258
Interest payable	7,853	22,249
Other liabilities	74,664	68,680
Total liabilities	7,134,457	7,221,673
Commitments and contingent liabilities
Stockholders’ equity
Preferred stock, Authorized, 1,000,000 shares, Issued 0 shares	—	—
Common stock, no par value, Authorized 99,000,000 shares Issued and outstanding 44,115,840 and 44,106,174 shares	—	—
Additional paid–in capital	356,599	356,400
Retained earnings	435,927	429,021
Accumulated other comprehensive income (loss)	(71,276)	(66,609)
Total stockholders’ equity	721,250	718,812
Total liabilities and stockholders’ equity	$7,855,707	$7,940,485

Horizon Bancorp, Inc. Reports First Quarter 2024 Results

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Interest income
Loans receivable	$66,954	$65,583	$63,003	$60,594	$55,364
Investment securities – taxable	7,362	8,157	8,788	8,740	8,725
Investment securities – non–taxable	6,451	6,767	7,002	7,059	7,556
Other	4,497	3,007	1,332	475	153
Total interest income	85,264	83,514	80,125	76,868	71,798
Interest expense
Deposits	27,990	27,376	24,704	18,958	14,819
Borrowed funds	11,930	11,765	11,224	9,718	9,771
Subordinated notes	831	870	880	881	880
Junior subordinated debentures issued capital trusts	1,225	1,246	1,227	1,151	1,091
Total interest expense	41,976	41,257	38,035	30,708	26,561
Net interest income	43,288	42,257	42,090	46,160	45,237
Credit loss expense (recovery)	805	1,274	263	680	242
Net interest income after credit loss expense	42,483	40,983	41,827	45,480	44,995
Non–interest Income
Service charges on deposit accounts	3,214	3,092	3,086	3,021	3,028
Wire transfer fees	101	103	120	116	109
Interchange fees	3,109	3,224	3,186	3,584	2,867
Fiduciary activities	1,315	1,352	1,206	1,247	1,275
Gain (loss) on sale of investment securities	—	(31,572)	—	20	(500)
Gain on sale of mortgage loans	626	951	1,582	1,005	785
Mortgage servicing income net of impairment	439	724	631	640	713
Increase in cash value of bank owned life insurance	298	658	1,055	1,015	981
Other income	827	1,019	964	349	362
Total non–interest income	9,929	(20,449)	11,830	10,997	9,620
Non–interest expense
Salaries and employee benefits	20,268	21,877	20,058	20,162	18,712
Net occupancy expenses	3,546	3,260	3,283	3,249	3,563
Data processing	2,464	2,942	2,999	3,016	2,669
Professional fees	607	772	707	633	533
Outside services and consultants	3,359	2,394	2,316	2,515	2,717
Loan expense	719	1,345	1,120	1,397	1,118
FDIC insurance expense	1,320	1,200	1,300	840	540
Core deposit intangible amortization	872	903	903	903	903
Other losses	16	508	188	134	221
Other expenses	3,936	4,129	3,294	3,413	3,548
Total non–interest expense	37,107	39,330	36,168	36,262	34,524
Income before income taxes	15,305	(18,796)	17,489	20,215	20,091
Income tax expense	1,314	6,419	1,284	1,452	1,863
Net income	$13,991	$(25,215)	$16,205	$18,763	$18,228
Basic earnings per share	$0.32	$(0.58)	$0.37	$0.43	$0.42
Diluted earnings per share	0.32	(0.58)	0.37	0.43	0.42

Horizon Bancorp, Inc. Reports First Quarter 2024 Results

Use of Non–GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP. Specifically, we have included non–GAAP financial measures relating to net income, diluted earnings per share, pre–tax, pre–provision net income, net interest margin, tangible stockholders’ equity and tangible book value per share, efficiency ratio, the return on average assets, the return on average common equity, and return on average tangible equity. In each case, we have identified special circumstances that we consider to be non–recurring and have excluded them. We believe that this shows the impact of such events as acquisition–related purchase accounting adjustments and swap termination fees, among others we have identified in our reconciliations. Horizon believes these non–GAAP financial measures are helpful to investors and provide a greater understanding of our business and financial results without giving effect to the purchase accounting impacts and one–time costs of acquisitions and non–recurring items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure. See the tables and other information below and contained elsewhere in this press release for reconciliations of the non–GAAP information identified herein and its most comparable GAAP measures.

Non–GAAP Reconciliation of Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Net income as reported	$13,991	$(25,215)	$16,205	$18,763	$18,228
Swap termination fee	—	—	—	(1,453)	—
Tax effect	—	—	—	305	—
Net income excluding swap termination fee	13,991	(25,215)	16,205	17,615	18,228
(Gain) / loss on sale of investment securities	—	31,572	—	(20)	500
Tax effect	—	(6,630)	—	4	(105)
Tax valuation reserve	—	5,201	—	—	—
Net income excluding (gain) / loss on sale of investment securities	13,991	4,928	16,205	17,599	18,623
Extraordinary expenses	—	705	—	—	—
Tax effect	—	(148)	—	—	—
Net income excluding extraordinary expenses	13,991	5,485	16,205	17,599	18,623
BOLI tax expense and excise tax	—	8,597	—	—	—
Net income excluding BOLI tax expense and excise tax	13,991	14,082	16,205	17,599	18,623
Adjusted net income	$13,991	$14,082	$16,205	$17,599	$18,623

Horizon Bancorp, Inc. Reports First Quarter 2024 Results

Non–GAAP Reconciliation of Diluted Earnings per Share
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Diluted earnings per share (“EPS”) as reported	$0.32	$(0.58)	$0.37	$0.43	$0.42
Swap termination fee	—	—	—	(0.03)	—
Tax effect	—	—	—	0.01	—
Diluted EPS excluding swap termination fee	0.32	(0.58)	0.37	0.41	0.42
(Gain) / loss on sale of investment securities	—	0.72	—	—	0.01
Tax effect	—	(0.15)	—	—	—
Tax valuation reserve	—	0.12	—	—	—
Diluted EPS excluding (gain) / loss on sale of investment securities	0.32	0.11	0.37	0.41	0.43
Extraordinary expenses	—	0.02	—	—	—
Tax effect	—	—	—	—	—
Diluted EPS excluding extraordinary expenses	0.32	0.13	0.37	0.41	0.43
BOLI tax expense and excise tax	—	0.20	—	—	—
Diluted EPS excluding BOLI tax expense and excise tax	0.32	0.33	0.37	0.41	0.43
Adjusted diluted EPS	$0.32	$0.33	$0.37	$0.41	$0.43

Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Pre–tax income	$15,305	$(18,796)	$17,489	$20,215	$20,091
Credit loss expense (recovery)	805	1,274	263	680	242
Pre–tax, pre–provision net income	$16,110	$(17,522)	$17,752	$20,895	$20,333

Pre–tax, pre–provision net income	$16,110	$(17,522)	$17,752	$20,895	$20,333
Swap termination fee	—	—	—	(1,453)	—
(Gain) / loss on sale of investment securities	—	31,572	—	(20)	500
Extraordinary expenses	—	705	—	—	—
Adjusted pre–tax, pre–provision net income	$16,110	$14,755	$17,752	$19,422	$20,833

Horizon Bancorp, Inc. Reports First Quarter 2024 Results

Non–GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Net interest income as reported	$43,288	$42,257	$42,090	$46,160	$45,237
Average interest earning assets	7,293,559	7,239,034	7,286,611	7,212,640	7,201,266
Net interest income as a percentage of average interest earning assets (“Net Interest Margin”)	2.50%	2.43%	2.41%	2.69%	2.67%

Net interest income as reported	$43,288	$42,257	$42,090	$46,160	$45,237
Acquisition–related purchase accounting adjustments (“PAUs”)	(13)	(175)	(435)	(651)	(367)
Swap termination fee	—	—	—	(1,453)	—
Adjusted net interest income	$43,275	$42,082	$41,655	$44,056	$44,870
Adjusted net interest margin	2.50%	2.42%	2.38%	2.57%	2.65%

Non–GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share
(Dollars in Thousands, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Total stockholders’ equity	$721,250	$718,812	$693,369	$709,243	$702,559
Less: Intangible assets	167,965	168,837	169,741	170,644	171,547
Total tangible stockholders’ equity	$553,285	$549,975	$523,628	$538,599	$531,012
Common shares outstanding	43,726,380	43,652,063	43,648,501	43,645,216	43,621,422
Book value per common share	$16.49	$16.47	$15.89	$16.25	$16.11
Tangible book value per common share	$12.65	$12.60	$12.00	$12.34	$12.17

Horizon Bancorp, Inc. Reports First Quarter 2024 Results

Non–GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Non–interest expense as reported	$37,107	$39,330	$36,168	$36,262	$34,524
Net interest income as reported	43,288	42,257	42,090	46,160	45,237
Non–interest income as reported	$9,929	$(20,449)	$11,830	$10,997	$9,620
Non–interest expense / (Net interest income + Non–interest income) (“Efficiency Ratio”)	69.73%	180.35%	67.08%	63.44%	62.93%

Non–interest expense as reported	$37,107	$39,330	$36,168	$36,262	$34,524
Extraordinary expenses	—	(705)	—	—	—
Non–interest expense excluding extraordinary expenses	37,107	38,625	36,168	36,262	34,524

Net interest income as reported	43,288	42,257	42,090	46,160	45,237
Swap termination fee	—	—	—	(1,453)	—
Net interest income excluding swap termination fee	43,288	42,257	42,090	44,707	45,237

Non–interest income as reported	9,929	(20,449)	11,830	10,997	9,620
(Gain) / loss on sale of investment securities	—	31,572	—	(20)	500
Non–interest income excluding (gain) / loss on sale of investment securities	$9,929	$11,123	$11,830	$10,977	$10,120
Adjusted efficiency ratio	69.73%	72.36%	67.08%	65.12%	62.37%

Horizon Bancorp, Inc. Reports First Quarter 2024 Results

Non–GAAP Reconciliation of Return on Average Assets
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Average assets	$7,836,046	$7,880,816	$7,924,751	$7,840,026	$7,831,106
Return on average assets (“ROAA”) as reported	0.72%	(1.27)%	0.81%	0.96%	0.94%
Swap termination fee	—	—	—	(0.07)	—
Tax effect	—	—	—	0.02	—
ROAA excluding swap termination fee	0.72	(1.27)	0.81	0.91	0.94
(Gain) / loss on sale of investment securities	—	1.59	—	—	0.03
Tax effect	—	(0.33)	—	—	(0.01)
Tax valuation reserve	—	0.26	—	—	—
ROAA excluding (gain) / loss on sale of investment securities	0.72	0.25	0.81	0.91	0.96
Extraordinary expenses	—	0.04	—	—	—
Tax effect	—	(0.01)	—	—	—
ROAA excluding extraordinary expenses	0.72	0.28	0.81	0.91	0.96
BOLI tax expense and excise tax	—	0.43	—	—	—
ROAA excluding BOLI tax expense and excise tax	0.72	0.71	0.81	0.91	0.96
Adjusted ROAA	0.72%	0.71%	0.81%	0.91%	0.96%

Non–GAAP Reconciliation of Return on Average Common Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Average common equity	$725,083	$702,793	$715,485	$710,953	$693,472
Return on average common equity (“ROACE”) as reported	7.76%	(14.23)%	8.99%	10.59%	10.66%
Swap termination fee	—	—	—	(0.82)	—
Tax effect	—	—	—	0.17	—
ROACE excluding swap termination fee	7.76	(14.23)	8.99	9.94	10.66
(Gain) / loss on sale of investment securities	—	17.82	—	(0.01)	0.29
Tax effect	—	(3.74)	—	—	(0.06)
Tax valuation reserve	—	2.94	—	—	—
ROACE excluding (gain) / loss on sale of investment securities	7.76	2.79	8.99	9.93	10.89
Extraordinary expenses	—	0.40	—	—	—
Tax effect	—	(0.08)	—	—	—
ROACE excluding extraordinary expenses	7.76	3.11	8.99	9.93	10.89
BOLI tax expense and excise tax	—	4.85	—	—	—
ROACE excluding BOLI tax expense and excise tax	7.76	7.96	8.99	9.93	10.89
Adjusted ROACE	7.76%	7.96%	8.99%	9.93%	10.89%

Horizon Bancorp, Inc. Reports First Quarter 2024 Results

Non–GAAP Reconciliation of Return on Average Tangible Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Average common equity	$725,083	$702,793	$715,485	$710,953	$693,472
Less: Average intangible assets	168,519	169,401	170,301	171,177	172,139
Average tangible equity	$556,564	$533,392	$545,184	$539,776	$521,333
Return on average tangible equity (“ROATE”) as reported	10.11%	(18.76)%	11.79%	13.94%	14.18%
Swap termination fee	—	—	—	(1.08)	—
Tax effect	—	—	—	0.23	—
ROATE excluding swap termination fee	10.11	(18.76)	11.79	13.09	14.18
(Gain) / loss on sale of investment securities	—	23.48	—	(0.01)	0.39
Tax effect	—	(4.93)	—	—	(0.08)
Tax valuation reserve	—	3.87	—	—	—
ROATE excluding (gain) / loss on sale of investment securities	10.11	3.66	11.79	13.08	14.49
Extraordinary expenses	—	0.52	—	—	—
Tax effect	—	(0.11)	—	—	—
ROATE excluding extraordinary expenses	10.11	4.07	11.79	13.08	14.49
BOLI tax expense and excise tax	—	6.39	—	—	—
ROATE excluding BOLI tax expense and excise tax	10.11	10.46	11.79	13.08	14.49
Adjusted ROATE	10.11%	10.46%	11.79%	13.08%	14.49%

Earnings Conference Call

As previously announced, Horizon will host a conference call to review its first quarter financial results and operating performance.

Participants may access the live conference call on April 25, 2024 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 833–974–2379 from the United States, 866–450–4696 from Canada or 1–412–317–5772 from international locations and requesting the “Horizon Bancorp Call.” Participants are asked to dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference through May 3, 2024. The replay may be accessed by dialing 877–344–7529 from the United States, 855–669–9658 from Canada or 1–412–317–0088 from other international locations, and entering the access code 4319315.

Horizon Bancorp, Inc. Reports First Quarter 2024 Results
About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $7.9 billion–asset commercial bank holding company for Horizon Bank, which serve customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon's retail offerings include prime residential, indirect auto, and other secured consumer lending to in-market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in-market business banking and treasury management services, as well as equipment financing solutions for customers regionally and nationally, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana's Michigan City, is available at horizonbank.com and investor.horizonbank.com.